EXHIBIT 99.1

                             NORTH FORK BANCORP

 Headquarters:  275 Broad Hollow Road, Melville, NY 11747  516-298-5000
                Fax 516-694-1536

                                                             PRESS RELEASE

 FOR IMMEDIATE RELEASE    Contact:      Daniel M. Healy
                                        Executive Vice President &
                                        Chief Financial Officer

                     NORTH FORK BANCORP COMPLETES SALE OF
                       BRANFORD SAVINGS BANK BRANCHES
                        TO CITIZENS FINANCIAL GROUP

      MELVILLE, N.Y. - OCTOBER 16, 1998 - NORTH FORK BANCORPORATION, INC.

 (NYSE:NFB) announced today that it completed the sale of four of its five

 Branford Savings Bank branches to Citizens Financial Group of Providence.

 North Fork received a deposit premium of 9% or $6 million related to the

 $67 million of deposits sold with the branches.  Simultaneously, it changed the name of Branford Savings Bank to Superior Savings of New England.

 Superior will operate from its one remaining location in Branford,

 Connecticut where it will conduct telemarket banking.  "From Superior's telephone center customers throughout New England will be able to bank conveniently receiving highly competitive savings and time accounts with many other commercial banking and investment products," stated John Adam

 Kanas, Chairman, President and Chief Executive Officer.


      North Fork, with total assets of approximately $10 billion, operates over 100 branch locations throughout the New York Metropolitan area and

 Connecticut.